Exhibit(h)(iv)

SCHEDULE A

FUND LIST

Driehaus Emerging Markets Growth Fund

Driehaus International Small Cap Growth Fund

Driehaus Emerging Markets Small Cap Growth Fund

Driehaus Event Driven Fund

Driehaus Micro Cap Growth Fund

Driehaus Small Cap Growth Fund

Driehaus Global Fund

Driehaus Small/Mid Cap Growth Fund

Acceptance of Schedule as of April 30, 2023.

THE NORTHERN TRUST COMPANY		DRIEHAUS MUTUAL FUNDS

By:	/s/ Chad Hecht	By:	/s/Janet McWilliams

Name: Chad Hecht		Name: Janet McWilliams
Title: Vice President		Title: General Counsel